Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of SmartForce PLC for the quarter ended June 30, 2002, I, Gregory M. Priest, Chairman of the Board, President and Chief Executive Officer of SmartForce PLC, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of SmartForce PLC

/s/ GREGORY M. PRIEST
Gregory M. Priest Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Acting Principal Financial Officer)

August 14, 2002